EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
          In connection with the quarterly report on Form 10-Q of Genius Products, Inc. (the “Registrant”) for the quarterly period ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Trevor Drinkwater, Chief Executive Officer of the Registrant, do hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
          (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods indicated.
          This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: May 12, 2008	By:	/s/ Trevor Drinkwater
Trevor Drinkwater
Chief Executive Officer (Principal Executive Officer)